EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DeVry Inc. of our report dated August 28, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in DeVry Inc.’s Annual Report on Form 10-K for the year ended June 30, 2012.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
May 8, 2013